UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Expeditors International of Washington, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Expeditors® 2019 Notice of Annual Meeting & Proxy Statement EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. CORPORATE HEADQUARTERS SEATTLE, WA

SUPPLEMENT TO PROXY STATEMENT

RELATING TO 2022 ANNUAL MEETING OF SHAREHOLDERS

This supplement to the proxy statement should be read together with the proxy statement (the “Proxy Statement”) of Expeditors International of Washington, Inc. (the “Company”), filed with the Securities and Exchange Commission on March 22, 2022 in connection with the Company’s 2022 Annual Meeting of Shareholders to be held at the Company’s corporate office located at 1015 Third Avenue, Seattle, WA 98104 on Tuesday, May 3, 2022 at 8:00 a.m. (Pacific time).

The purpose of this filing is to update information contained in the Proxy Statement relating to Shareholder Proposal No 4: Political Spending Disclosure. The Company previously submitted a no-action request to the Staff of the SEC regarding the proposal. As the Staff of the SEC concluded that it was unable to concur in our view that we may exclude the Proposal, the Company will consider the proposal at the Annual Meeting of Shareholders if it is presented by the shareholder proponent.